Exhibit 5.1

John T. McKenna +1 650 843 5059 jmckenna@cooley.com

January 10, 2020

Forty Seven, Inc.

1490 O’Brien Drive, Suite A

Menlo Park, CA 94025

Ladies and Gentlemen:

You have requested our opinion, as counsel to Forty Seven, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of $100,000,000 of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-235877) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated January 10, 2020, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company in accordance with a Controlled Equity Offering Sales Agreement, dated January 10, 2020, between the Company and Cantor Fitzgerald & Co. (the “Agreement”), as described in the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Agreement, the Company’s Certificate of Incorporation, as amended, its Bylaws, as amended, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We have assumed (i) that each sale of Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), (ii) that no more than 5,000,000 Shares will be sold under the Agreement and (iii) that the price at which the Shares are sold will equal or exceed the par value of the Shares. We express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of the Company’s common stock outstanding or issuable upon conversion or exercise of outstanding securities of the Company to exceed the number of Shares then issuable under the Agreement.

Our opinion herein is expressed solely with respect to the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

COOLEY LLP    3175 HANOVER STREET    PALO ALTO, CA    94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM

Forty Seven, Inc.

January 10, 2020

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ John T. McKenna
John T. McKenna

COOLEY LLP 3175 HANOVER STREET PALO ALTO, CA 94304-1130

T: (650) 843-5000 F: (650) 849-7400 COOLEY.COM